Exhibit 10.3

EMPLOYEE STOCK GRANT
(under the FelCor Lodging Trust Incorporated
2005 Restricted Stock and Stock Option Plan)

AGREEMENT

This Agreement (this “Agreement”) is made and entered into effective as of December __, 2009 between FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), and  the undersigned employee of the Company (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Compensation Committee and Board of Directors of the Company have adopted the FelCor Lodging Trust Incorporated 2005 Restricted Stock and Stock Option Plan (the “Plan”); and

WHEREAS, the stockholders of the Company have approved the Plan; and

WHEREAS, pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the Company to grant to the Grantee shares of common stock of the Company (“Common Stock”) on the terms and conditions herein set forth

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Incorporation of the Plan.  A copy of the Plan, as amended, is attached hereto and hereby incorporated herein by reference, and with respect to the grant of Restricted Stock set forth and defined in Section 2(a) below, all of the terms, conditions and provisions contained therein shall be deemed to be terms, conditions and provisions of this Agreement.  All terms used herein that are defined in the Plan shall have the meanings set forth in the Plan.

2.           Grant of Restricted Stock and Cash Payment.

(a)           The Grant. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in the Plan and this Agreement, the Company hereby grants to the Grantee, as a matter of separate inducement and agreement in connection with the Grantee’s employment, but not in lieu of any salary or other compensation for the Grantee’s services, the aggregate number of shares of Common Stock of the Company set forth on the signature page hereof (the “Restricted Stock”). The Restricted Stock, until vested as herein provided, shall be subject to certain restrictions and to forfeiture upon the occurrence of certain events, all as set forth in Section 2(c) hereof.  The Restricted Stock granted hereby shall become vested in the Grantee in equal installments on January 1 of each of 2012, 2013, and 2014, subject only to the Grantee remaining as an employee of the Company in good standing on that date.

(b)           Restricted Stock.  The Restricted Stock granted pursuant hereto shall be issued and registered in the name of the Grantee and the Grantee shall be entitled to vote the same (in person or by proxy) and to receive all dividends and other distributions thereon unless and until such Restricted Stock is forfeited as hereinafter provided.  During the period prior to vesting (the “Restricted Period”), the shares will be uncertificated and reflected as “restricted” by the Company’s transfer agent. At such time as shares of Restricted Stock become vested in the Grantee and all obligations of the Grantee hereunder and under the Plan with respect thereto shall have been fulfilled, the restrictions set forth in Section 2(c) hereof and all forfeiture provisions set forth herein or in the Plan shall cease to be applicable to such Restricted Stock, and the shares shall be delivered by the Company to the Grantee (net of shares simultaneously returned to the Company in satisfaction of applicable payroll withholding).

(c)           Restrictions.  During the Restricted Period:

1.           The Grantee shall not become vested as to any portion of such Restricted Stock if the vesting thereof would violate Federal or state securities laws;

2.           The Restricted Stock and the right to vote the same and to receive dividends thereon, except as otherwise provided in the Plan, shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of the Grantee or by operation of law, and none of the foregoing actions in contravention of this Section 2(c)(2) shall be recognized by, or be binding upon, or shall in any manner affect the rights of the Company hereunder or pursuant to the Plan;

3.           If the status of the Grantee as an Employee under the Plan shall terminate for any reason other than (i) the death of the Grantee, (ii) the Disability (as defined in the Plan) of the Grantee, or (iii) the retirement of the Grantee at or after the age of 60, then, in that event, (x) any outstanding Restricted Stock shall, upon such termination, be automatically and irrevocably forfeited by the Grantee to the Company (or cancelled, with respect to any outstanding unvested Cash Payment), without the payment of any consideration by the Company, (y) neither the Grantee nor any of his or her successors, heirs, assigns, or legal representatives shall thereafter have any further rights or interest in the Restricted Stock so forfeited (or cancelled), and (z) the Company shall, at any time thereafter, be entitled to effect the transfer of any Restricted Stock so forfeited into the name of the Company;

4.           If the status of the Grantee as an Employee under the Plan shall terminate by reason of the death of the Grantee, the Disability of the Grantee or the retirement of the Grantee at or after the age of 60, the Restricted Stock shall automatically vest in full in all respects (and all restrictions set forth in this Section 2(c) with respect to all of the Restricted Stock granted hereby shall be deemed to have expired) as of the date of such event;

5.           If the Company (i) is not to be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) sells all or substantially all of its assets to any other person or entity (other than a subsidiary of the Company) or (iii) is to be dissolved and liquidated, the Restricted Stock shall automatically vest in full in all respects (and all restrictions set forth in this Section 2(c) with respect to all of the Restricted Stock granted hereby shall be deemed to have expired) as of the date immediately preceding such event; and

6.           Any shares of Restricted Stock eligible to become vested that do not become so vested in accordance with this Section 2 shall be forfeited and returned to the status of authorized but unissued shares under the Plan.

3.           Disputes. If a dispute should arise between the Company and the Grantee relating to the rights, duties or obligations of the Grantee hereunder or under the Plan with respect to any Restricted Stock granted hereby, such dispute shall be resolved by the determination of the Committee, acting in good faith, which determination shall be final and binding upon the Company and the Grantee, and pending such a determination and the resolution of all such disputes to the reasonable satisfaction of the Committee, (i) all Restricted Stock then held by the Company as custodian for the Grantee shall remain in the possession of the Company and subject to all of the Restrictions set forth in Section 2(c), regardless of any intervening expiration of the Restricted Period, and (ii) any and all dividends payable upon any Restricted Stock so held by the Company as custodian for the Grantee shall be received and held by the Company as custodian until all such disputes have been resolved to the reasonable satisfaction of the Committee, at which time the accumulated dividends then held by the Company shall be delivered (without interest thereon) to the person entitled to receive the Restricted Stock upon which such dividends were originally paid.

4.           Restrictions on Resale of Company Common Stock.  In the event that shares of Restricted Stock granted hereunder have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws, such shares of Restricted Stock may not be sold, transferred or assigned by the Grantee absent such registration, unless an opinion of counsel satisfactory to the Company shall have been received by the Company to the effect that such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, or applicable state securities laws.  Any certificate issued to the Grantee to evidence Restricted Stock granted pursuant hereto that is not so registered may bear a legend to the foregoing effect.

5.           Notices.  All notices, surrenders and other communications required or allowed to be made or given in connection with the Restricted Stock granted hereunder shall be in writing, shall be effective when received and shall be hand delivered or sent by registered or certified mail (i) if to the Company, to FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, Attention: General Counsel; or (ii) if to the Grantee, to the Grantee at the address set forth beneath his signature hereto, or to such other address as to which he may have notified the Company pursuant to this Section.

6.           Binding Effect.  This Agreement shall bind and, except as specifically provided in the Plan and this Agreement, shall inure to the benefit of, the respective successors, heirs, legal representatives and assigns of the parties hereto.

7.           Governing Law.  This Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Grantee has hereunto set his hand, as of the day and year first written above.

THE COMPANY:

FELCOR LODGING TRUST INCORPORATED

By:
Name:
Title:

RESTRICTED SHARES GRANTED HEREUNDER (#): __________

GRANTEE:

Name:
Address: